                                                                      EXHIBIT 14

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the use of our reports each dated February 4, 2000 on the financial statements and financial highlights of AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Blue Chip Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Dent Demographic Trends Fund, AIM V.I. Diversified Income Fund, AIM V.I. Global Growth and Income Fund, AIM V.I. Global Utilities Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth and Income Fund, AIM V.I. Growth Fund, AIM V.I. High Yield Fund, AIM V.I. International Equity Fund, AIM V.I. Money Market Fund, AIM V.I. Telecommunications Fund, and AIM V.I. Value Fund, each a series of AIM Variable Insurance Funds, Inc. Such financial statements and financial highlights are incorporated by reference in the filing of the Registration Statement on Form N-14 of AIM Variable Insurance Funds with respect to the proposed combination of AIM V.I. Global Growth and Income Fund with AIM V.I. Growth and Income Fund. We also consent to the references to our Firm in such Registration Statement.



                                                     /s/ TAIT, WELLER & BAKER
                                                     ---------------------------
                                                         TAIT, WELLER & BAKER




Philadelphia, Pennsylvania
June 15, 2000